UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF

THE SECURITIES EXCHANGE ACT OF 1934

Landmark Infrastructure Partners LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	61-1742322
(State of incorporation or organization)	(IRS Employer Identification Number)

2141 Rosecrans Avenue, Suite 2100

El Segundo, CA 90245

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series C Floating-to-Fixed Rate Cumulative Perpetual Redeemable Convertible Preferred Units representing limited partner interests	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-216190

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Series C Floating-to-Fixed Rate Cumulative Perpetual Redeemable Convertible Preferred Units (the “Preferred Units”), representing limited partner interests in Landmark Infrastructure Partners LP (the “Registrant”), is set forth under the captions “Description of Series C Preferred Units” and “Material U.S. Federal Income Tax Considerations” in the Registrant’s prospectus supplement, dated March 28, 2018 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus supplement constitutes a part of the Registrant’s Registration Statement on Form S-3 (No. 333-216190) and which descriptions are incorporated herein by reference. The summary descriptions of the Preferred Units do not purport to be complete and are qualified in their entirety by reference to the exhibits, which are hereby incorporated herein and may be amended from time to time.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit Number	Description

1	Registration Statement on Form S-3 (Registration No. 333-216190), filed on February 23, 2017 (incorporated herein by reference).

2	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant’s Form S-11 Registration Statement, filed on October 30, 2014 (File No. 333-199221)).

3	Fourth Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on April 2, 2018 (File No. 001-36735)).

4	Specimen Unit Certificate for the Preferred Units (incorporated herein by reference to Exhibit D to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on April 2, 2018 (File No. 001-36735)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LANDMARK INFRASTRUCTURE PARTNERS LP

By:	LANDMARK INFRASTRUCTURE PARTNERS GP LLC, its general partner

By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer and Treasurer

Date: April 10, 2018